Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors of
FPIC Insurance Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-115352) and on Form S-8 (Nos. 333-72601, 333-72599, 333-09365, 333-09375, 333-125929, 333-125931, 333-125934 and 333-130583) of FPIC Insurance Group, Inc. of our report dated March 9, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Jacksonville, Florida
March 9, 2007